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                                                                    EXHIBIT 23.1

                          CONSENT OF ERNST & YOUNG LLP
                              INDEPENDENT AUDITORS

     We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-50987) pertaining to the Independence Savings Bank 401(k) Savings Plan in RSI Retirement Trust (the "Plan") of our report dated June 2, 1998, with respect to the consolidated financial statements of Independence Community Bank Corp., included in the Form 10-K for the year ended March 31, 1998.

New York, New York
June 25, 1998